Exhibit 10.1

REPURCHASE AGREEMENT

This REPURCHASE AGREEMENT (this “Agreement”), dated as of August 6, 2012, is made and entered into by and between TRT Holdings, Inc., a Delaware corporation (“TRT”), and Gaylord Entertainment Company, a Delaware corporation (the “Purchaser”). All capitalized terms not otherwise defined herein shall have the meanings given such terms in Annex A of this Agreement.

RECITALS

WHEREAS, TRT owns 10,643,129 shares (the “TRT Shares”) of Purchaser’s common stock, $0.01 par value per share (the “Common Stock”);

WHEREAS, TRT desires to sell to Purchaser, and Purchaser desires to purchase from TRT, 5,000,000 shares of the TRT Shares (the “Repurchase Shares”) pursuant to the terms and conditions set forth in this Agreement;

WHEREAS, attached hereto as Annex B is a list of the Repurchase Shares along with the dates upon which such Repurchase Shares were acquired by TRT;

WHEREAS, TRT wishes to pursue the sale through an underwritten public offering (any such offering, the “Secondary Offering”) of up to 5,643,129 TRT Shares (the “Offered Shares”); and

WHEREAS, the parties desire to set forth their agreement with respect to certain other matters.

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TRT and Purchaser, intending to be legally bound, hereby agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1         Purchase and Sale of Common Stock. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), TRT shall sell to Purchaser, and Purchaser shall purchase from TRT, the Repurchase Shares, free and clear of any Liens. The parties acknowledge that the Repurchase Shares have been subject to a Lien under the Liquidity Assurance Agreement which is being satisfied and released in full as of the Closing pursuant to a letter being delivered by TRT and countersigned by JPMorgan Chase Bank, N.A. concurrently with the Closing (the “TRT/JPM Release Letter”).

1.2         Purchase Price. The purchase price per share (the “Purchase Price per Share”) payable by the Purchaser to TRT for the Repurchase Shares shall be equal to $37.00. The aggregate purchase price (the “Purchase Price”) to be paid by Purchaser in consideration of the purchase of the Repurchase Shares shall be $185,000,000. The Purchase Price shall be payable in full by Purchaser to TRT in cash at Closing as set forth in Section 1.4(b).

1.3         Closing. The closing (the “Closing”) of the purchase and sale of the Repurchase Shares shall take place at the offices of Bass, Berry & Sims PLC, 150 Third Avenue South, Suite 2800, Nashville, Tennessee 37201 on the date hereof (the “Closing Date”) concurrently with the execution and delivery of this Agreement.

1.4         Closing Deliveries. At the Closing:

(a)         TRT shall deliver or cause to be delivered:

(i)         the Repurchase Shares to Purchaser in the manner directed by Purchaser to TRT (via DTC book entry transfer, by delivering stock certificates or through a combination of the foregoing, as applicable);

(ii)         two duly completed and executed original copies of IRS Form W-9 for TRT; and

(iii)         the TRT/JPM Release Letter, executed by TRT and JPM.

(b)         Purchaser shall deliver to TRT, as directed by TRT, the Purchase Price, payable by wire transfer of immediately available funds to an account or accounts that TRT shall designate to Purchaser.

(c)         Purchaser shall deliver copies of the resolutions of Purchaser’s Board of Directors (the “Board of Directors”) approving this Agreement and the transactions contemplated hereby (the “Resolutions”), which Resolutions shall be certified by the Secretary of Purchaser.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF TRT

TRT represents and warrants to Purchaser as follows:

2.1         Title to Repurchase Shares. TRT has good and valid title to the Repurchase Shares, free and clear of all Liens (it being acknowledged that the Repurchase Shares have been subject to a Lien under the Liquidity Assurance Agreement which is being satisfied and released in full as of the Closing pursuant to the TRT/JPM Release Letter). Other than 4,500 shares of Common Stock owned by Robert B. Rowling (the “Rowling Shares”), TRT and its Affiliates do not own, have the right to acquire, or otherwise hold any interest in, any shares of Common Stock other than the Repurchase Shares and the Offered Shares.

2.2         Authority. TRT has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by TRT and the consummation by TRT of the transactions contemplated hereby, including the sale of the Repurchase Shares by TRT, has been duly and validly authorized by all necessary corporate action of TRT, and no other corporate or other proceeding on the part of TRT is necessary to authorize this Agreement or for TRT to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by TRT and constitutes the valid and binding obligations of TRT, enforceable against TRT in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, receivership and other laws affecting the rights of creditors generally, and except that equitable remedies may not be available to enforce the terms hereof.

2.3         Approvals. No material consent, approval, authorization or order of, or registration, qualification or filing with, any Government Authority or any other third party is required to be obtained or made by TRT for the execution, delivery or performance by TRT of this Agreement or the consummation by TRT of the transactions contemplated hereby.

2.4         No Conflict. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and conditions hereof do not and will not with the passing of time or giving of notice (i) violate any provision of any judicial or administrative order, award, judgment or decree applicable to TRT, or (ii) conflict with, result in a breach of or right to cancel or constitute a default under any material agreement or instrument to which TRT is a party or by which TRT is bound that may affect the legality, validity, enforceability, or binding nature of this Agreement or have the effect of preventing, delaying, making illegal or otherwise interfering with the transactions contemplated hereby, including the Secondary Offering.

2.5         Receipt of Information; Sophistication. TRT is a sophisticated participant in the transactions contemplated hereby and has undertaken such investigation, and has been provided with and has evaluated such documents and information, as TRT has deemed necessary in connection with the execution, delivery and performance of this Agreement. TRT acknowledges that it (i) has received all the information it considers necessary or appropriate for deciding on an informed basis whether to dispose of the Repurchase Shares, (ii) has had an opportunity to ask questions and receive answers from Purchaser regarding the terms and conditions of Purchaser’s purchase of the Repurchase Shares and the business and financial condition of Purchaser and to obtain additional information (to the extent Purchaser possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access, and (iii) is relying on its own investigation of Purchaser and the transactions contemplated hereby and has consulted its own legal, tax, financial and accounting advisors to determine the merits and risks thereof. TRT has not received, and is not relying on, any representations or warranties from Purchaser, other than as provided herein.

2.6         No Litigation. There is no suit, action, inquiry, audit, proceeding or investigation by or before any Government Authority pending or, to the knowledge of TRT, threatened against TRT with respect to the Repurchase Shares or that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated hereby, including the Secondary Offering.

2.7         Tax Treatment. TRT intends to take the position that no portion of the Purchase Price will be treated as a dividend under Section 301 of the Internal Revenue Code of 1986, as amended (the “Code”), by reason of Section 302 of the Code or otherwise on any tax return in which Purchaser’s purchase of the Repurchase Shares is reported.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to TRT as follows:

3.1         Authority. Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby, including the purchase of the Repurchase Shares, has been duly and validly authorized by all necessary corporate action of Purchaser, and no other corporate or stockholder proceedings on the part of Purchaser are necessary to authorize this Agreement or for Purchaser to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, receivership and other laws affecting the rights of creditors generally and except that equitable remedies may not be available to enforce the terms hereof.

3.2         Approvals. No material consent, approval, authorization or order of, or registration, qualification or filing with, any Government Authority or any other third party is required to be obtained or made by Purchaser for the execution, delivery or performance by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated hereby. The Resolutions have not been altered, amended, modified or rescinded and remain in full force and effect on the date hereof.

3.3         Sufficiency of Funds; Solvency. Purchaser has, and will have as of the Closing, sufficient cash available to pay the Purchase Price to TRT on the terms and conditions contained herein. Immediately after the consummation of the purchase of the Repurchase Shares in accordance with the terms of this Agreement, (i) Purchaser will be able to pay its debts as they become due in the usual course of business, (ii) the fair value of Purchaser’s assets will be greater than the sum of its total liabilities, (iii) Purchaser will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted immediately following the Closing, and (iv) Purchaser will have “surplus” within the meaning of Section 154 of the Delaware General Corporation Law.

3.4         No Litigation. There is no suit, action, inquiry, audit, proceeding or investigation by or before any Government Authority pending or, to the knowledge of Purchaser, threatened against Purchaser with respect to the purchase of the Repurchase Shares or that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated hereby, including the Secondary Offering.

3.5         No Conflict. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and conditions hereof do not and will not with the passing of time or giving of notice (i) violate any provision of Purchaser’s certificate of incorporation or bylaws, or any judicial or administrative order, award, judgment or decree applicable to Purchaser, or (ii) conflict with, result in a breach of or right to cancel or constitute a default under any material agreement or instrument to which Purchaser is a party or by which Purchaser is bound that may affect the legality, validity, enforceability or binding nature of this Agreement or have the effect of preventing, delaying, making illegal or otherwise interfering with the transactions contemplated hereby, including the Secondary Offering.

3.6         Existence and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

3.7         Disclosure. Purchaser meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended. All reports, forms and other information required to be filed by Purchaser under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof, as of the respective dates on which they were filed with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, on the date of such filing), conformed in all material respects to the requirements of the Exchange Act.

3.8         Tax Matters. Neither Purchaser nor any of its Affiliates that it controls will acquire any Common Stock in the Secondary Offering.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1         Public Announcements. (1) Purchaser shall issue a press release (the “Press Release”) announcing the execution and delivery of this Agreement, (2) Purchaser shall file a Current Report on Form 8-K (the “Form 8-K”) reporting the entry into this Agreement and appending as exhibits this Agreement and the Press Release, (3) Purchaser shall file the Registration Statement (as defined below)

along with a preliminary prospectus supplement thereto, and (4) TRT shall file an amendment to the Schedule 13D/A filed on July 17, 2012 reporting the entry into this Agreement (the Press Release, the Form 8-K, and the amendment to Schedule 13D/A, the “Disclosure Materials”) , amending any applicable items to confirm its obligations under this Agreement, and appending this Agreement as an exhibit thereto, and the party filing and/or disseminating the applicable Disclosure Materials shall deliver a draft thereof to the other party in advance of filing such materials with the SEC or disseminating same (whichever occurs earlier) in order to permit the other party and its counsel with a reasonable opportunity to review and comment on such materials, which comments, to the extent deemed to be reasonable and appropriate by the party filing or disseminating such materials (acting in good faith), will be incorporated into such materials prior to the filing of such materials with the SEC and/or the dissemination of the same. Except for the filing and/or disseminating of the Disclosure Materials in accordance with this Section 4.1 and except as reasonably necessary in connection with the Secondary Offering, no party hereto shall make any public announcements or similar publicity with respect to this Agreement (a “Public Announcement”) without the prior written consent of the other party; provided, however, that nothing contained herein shall limit any party from making any announcements, statements or acknowledgments that such party deems in good faith are necessary or advisable to make, issue or release pursuant to applicable legal requirements, securities laws (including Section 16 under the Exchange Act), the rules of any national securities exchange, or any judicial, administrative or legal order.

4.2         Mutual Non-Disparagement.

(a)         During the Restricted Period, the TRT Persons shall not, and shall cause the TRT Persons’ Representatives not to, directly or indirectly, individually or in concert with others, engage in any conduct or solicit, make, or cause to be made, any statement or opinion or communicate any information (whether oral or written) (collectively, “Conduct”) that is calculated to or reasonably could be expected to have the effect of (1) undermining, impugning, disparaging, or otherwise in any way reflecting adversely or detrimentally upon Purchaser, or any of Purchaser’s Representatives acting on Purchaser’s behalf, or (2) accusing or implying that Purchaser, or any of Purchaser’s Representatives acting on Purchaser’s behalf, engaged in any wrongful, unlawful, or improper conduct. The foregoing will not apply to (u) any Claim (as defined below) relating to or arising under, or to enforce, this Agreement, (v) any Claim relating to or arising under, or to enforce, the February 2012 Confidentiality Agreement, Section 9 (Releases) and Sections 14-24 of the March 2009 Settlement Agreement, or Annex A of the January 2012 Letter Agreement (except for the 3rd paragraph of Annex A regarding access) (collectively, the “Survival Provisions”), (w) any Claim that cannot be waived by law, (x) non-public oral statements made by the TRT Persons or the TRT Person’s Representatives directly to Purchaser or Purchaser’s Representatives, (y) any compelled testimony or production, either by legal process, subpoena or otherwise and (z) any response to any request for information from any Government Authority having jurisdiction over the TRT Persons, or the TRT Persons’ Representatives, so long as no action of the TRT Persons or the TRT Persons’ Representatives invited or suggested such request; provided, however, in the event that the TRT Persons or any of the TRT Persons’ Representatives is requested pursuant to, or required by, applicable law, regulation, or legal process to testify or otherwise respond to a request for information from any Government Authority, TRT agrees to (i) promptly notify Purchaser of the existence, terms and circumstances surrounding such a request or requirement (to the extent allowed by any such law, regulation or legal process) so that Purchaser may seek an appropriate protective order or other appropriate remedy (at Purchaser’s sole expense) and/or waive the TRT Persons’ compliance with this Section 4.2(a) and (ii) in the event that no protective order or other remedy is obtained, or Purchaser waives the TRT Persons’ compliance with the terms of this Section 4.2(a), disclose only that portion of such information that such TRT Persons have been advised by legal counsel is legally required to be disclosed and exercise the TRT Persons’ reasonable efforts, at Purchaser’s sole expense, to obtain an order or other reliable assurance that confidential treatment will be accorded to such of the disclosed information that Purchaser so designates.

(b)         During the Restricted Period, Purchaser shall not, and shall cause Purchaser’s Representatives not to, directly or indirectly, individually or in concert with others, engage in any conduct or solicit, make, or cause to be made, any Conduct that is calculated to or reasonably could be expected to have the effect of (1) undermining, impugning, disparaging, or otherwise in any way reflecting adversely or detrimentally upon the TRT Persons, or any of the TRT Persons’ Representatives acting on the TRT Persons’ behalf, or (2) accusing or implying that any of the TRT Persons, or any of the TRT Persons’ Representatives acting on the TRT Persons’ behalf, engaged in any wrongful, unlawful, or improper conduct. The foregoing will not apply to (u) any Claim relating to or arising under, or to enforce, this Agreement, (v) any Claim relating to or arising under, or to enforce, the Survival Provisions, (w) any Claim that cannot be waived by law, (x) non-public oral statements made by Purchaser or Purchaser’s Representatives directly to the TRT Persons or the TRT Persons’ Representatives, (y) any compelled testimony or production, either by legal process, subpoena or otherwise and (z) any response to any request for information from any Government Authority having jurisdiction over Purchaser, or any of Purchaser’s Representatives, so long as no action of Purchaser or any of Purchaser’s Representatives invited or suggested such request; provided, however, in the event that Purchaser or any of its Representatives is requested pursuant to, or required by, applicable law, regulation, or legal process to testify or otherwise respond to a request for information from any Government Authority, Purchaser agrees to (i) promptly notify TRT of the existence, terms and circumstances surrounding such a request or requirement (to the extent allowed by any such law, regulation or legal process), so that TRT may seek an appropriate protective order or other appropriate remedy (at TRT’s sole expense) and/or waive Purchaser’s compliance with the provisions of this Section 4.2(b) and (ii) in the event that no protective order or other remedy is obtained, or TRT waives compliance with the terms of this paragraph, disclose only that portion of such information that Purchaser has been advised by legal counsel is legally required to be disclosed and exercise Purchaser’s reasonable efforts, at TRT’s sole expense, to obtain an order or other reliable assurance that confidential treatment will be accorded to such of the disclosed information that TRT so designates.

4.3         Mutual Release.

(a)         Each of the TRT Persons, for themselves and the TRT Persons’ Representatives acting on their behalf (each individually, a “Seller Releasing Party”) does hereby expressly, absolutely and forever fully release and discharge Purchaser and each Affiliate, officer, director, stockholder, agent, employee, attorney, assign, predecessor, and successor, past and present, of Purchaser (each individually, a “Purchaser Released Party”) from, and forever fully releases and discharges each Purchaser Released Party of, any and all rights, claims, warranties, demands, debts, obligations, liabilities, costs, attorneys’ fees, expenses, suits, losses, and causes of action (“Claims”) of any kind or nature whatsoever (including those arising under contract, statute or common law and whether federal, state, or local in nature), that the Seller Releasing Parties may have had, now have, or may have, whether known or unknown, contingent or absolute, suspected or unsuspected, in each case, arising in respect of or in any way relating to any matters, causes, or things occurring at or prior to the Closing; provided, however, that the foregoing release does not apply to (w) any Claims relating to or arising under, or to enforce, this Agreement, (x) any Claims relating to or arising under, or to enforce, the Survival Provisions, and (y) any Claims that cannot be waived by law. The Claims released pursuant to this Section 4.3(a) are referred to herein as “Seller Claims.” The TRT Persons, on behalf of themselves and the Seller Releasing Parties, hereby acknowledges full and complete satisfaction of, and irrevocably covenants to refrain from asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Purchaser Released Party based upon any Seller Claim. The TRT Persons represent and warrant to Purchaser that there has been no assignment or other transfer of any interest in any Seller Claim and that it has full power and right to release, waive and agree never to assert the Seller Claims.

The release contemplated by this Section 4.3(a) is intended to be as broad as permitted by law with respect to the Claims that are released.

(b)         Purchaser, for itself and its Affiliates, officers, directors, assigns, agents, and successors, past and present (each individually, a “Purchaser Releasing Party”) does hereby expressly, absolutely and forever fully release and discharge the TRT Persons and each Affiliate, officer, director, stockholder, agent, employee, attorney, assign, predecessor, and successor, past and present of the TRT Persons (each individually, a “Seller Released Party”) from, and forever fully releases and discharges each Seller Released Party of, any and all Claims of any kind or nature whatsoever (including those arising under contract, statute or common law and whether federal, state, or local in nature), that the Purchaser Releasing Parties may have had, now have, or may have whether known or unknown, contingent or absolute, suspected or unsuspected, in each case, arising in respect of or in any way relating to any matters, causes, or things occurring at or prior to the Closing; provided, however, that the foregoing release does not apply to (w) any Claims relating to or arising under, or to enforce, this Agreement, (x) any Claims relating to or arising under, or to enforce, the Survival Provisions, and (y) any Claims that cannot be waived by law. The Claims released pursuant to this Section 4.3(b) are referred to herein as “Purchaser Claims.” Purchaser, on behalf of itself and the Purchaser Releasing Parties, hereby acknowledges full and complete satisfaction of, and irrevocably covenants to refrain from asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Seller Released Party based upon any Purchaser Claim. Purchaser represents and warrants to TRT that there has been no assignment or other transfer of any interest in any Purchaser Claim and that it has full power and right to release, waive and agree never to assert the Purchaser Claims. The release contemplated by this Section 4.3(b) is intended to be as broad as permitted by law with respect to the Claims that are released.

(c)         TRT and Purchaser hereby acknowledge and agree that the Seller Released Parties and the Purchaser Released Parties are intended third party beneficiaries of the provisions of this Section 4.3 and may take any and all action to enforce the obligations and agreements of the releasing parties set forth in this Section 4.3.

4.4         Standstill. During the Restricted Period, each of the TRT Persons will not, and will cause each of the TRT Persons’ Representatives not to, directly or indirectly, do any of the following during the Restricted Period:

(1)         (A) acquire or agree, offer, seek, announce an intention to acquire, propose to acquire or enter into any arrangement or undertaking to acquire, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any of the assets, indebtedness or businesses of Purchaser or any subsidiary thereof, or (B) acquire or agree, offer, seek, announce an intention to acquire, propose to acquire or enter into any arrangement or undertaking to acquire (or request permission to do so), whether by means of a tender or exchange offer or otherwise, ownership of any Purchaser Securities, or any other economic interest in, any right to direct the voting or disposition of, or any other right with respect to (including from a third party), any Purchaser Securities (or any rights, options or other securities convertible into or exercisable or exchangeable for such securities or any obligations measured by the price or value of any Purchaser Securities, including without limitation any swaps or other derivative arrangements (“Derivative Securities”)), in each case, whether or not any of the foregoing may be acquired or obtained immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such party ) pursuant to any agreement, arrangement of understanding (whether or not in writing) or otherwise and whether or not any of the foregoing would give rise to “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), and, in each case, whether or not any of the foregoing is acquired or obtained by means of borrowing of securities, operation of any Derivative Security or otherwise; provided, however, that the foregoing limitation will not, by itself, be violated by (x) TRT’s ownership of the Offered Shares, or (y) Robert B. Rowling’s ownership of the Rowling Shares, provided that the TRT Persons and the Representatives of the TRT Persons do not engage in any transactions or take any other actions that are prohibited by any of the provisions of this Section 4.4.

(2)         (A) seek or propose to influence or control the management, the Board of Directors or the policies of Purchaser or any subsidiary thereof or to obtain representation on the Board of Directors, (B) engage, or in any way participate, directly or indirectly, in any “solicitation” (as such term is defined in Rule 14a-1(l) under the Exchange Act) of proxies or consents (whether or not relating to the election or removal of directors), seek to advise, encourage, or influence any Person with respect to the voting of any Purchaser Securities (including in connection with the election of directors), in each case in opposition to a recommendation of the Board of Directors; (C) initiate, propose or otherwise “solicit” (as such term is defined in Rule 14a-1(l) under the Exchange Act) stockholders of Purchaser for the approval of stockholder proposals, whether made pursuant to Rule 14a-8 or Rule 14a-4 under the Exchange Act or otherwise, in opposition to the recommendation of the Board of Directors; (D) initiate or propose any stockholder proposal, whether made pursuant to Rule 14a-8 or Rule 14a-4 under the Exchange Act or otherwise, or otherwise seek the election or appointment to, or representation on, or the nomination of any candidate to, the Board of Directors; (E) effect or attempt to effect the removal of any members of the Board of Directors; or (F) induce or attempt to induce any other Person to initiate any such stockholder proposal related to Purchaser;

(3)         make, effect, initiate, offer, seek, cause or propose any take-over bid, tender offer, merger, consolidation, exchange offer, recapitalization, reorganization, business combination, liquidation, dissolution or similar transaction, or any other extraordinary transaction, with or involving Purchaser or any subsidiary thereof, or otherwise related to the purchase or sale of or otherwise involving any Purchaser Securities or indebtedness, businesses or assets of Purchaser or any subsidiary thereof,

(4)         form, join, or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Purchaser Securities in connection with any “election contest” with respect to the Board of Directors.

(5)         make any demand to inspect the books and records of Purchaser or any of its subsidiaries, including pursuant to Section 220(b) of the Delaware General Corporation Law;

(6)         seek or request permission to do anything inconsistent with any of the provisions of this Section 4.4, request to amend or waive any of the provisions of this Section 4.4, or make or seek permission to make any public announcement with respect to any of the foregoing or otherwise take any action that may require Purchaser or any subsidiary thereof to make a public announcement regarding any of the foregoing;

(7)         have any discussions or communications, or enter into any arrangements, understanding, or agreements (whether written or oral) with, or advise, finance, assist, induce, or encourage, any third party either in connection or inconsistent with any of the provisions of this Section 4.4; or

(8)         otherwise take or cause any action inconsistent with any of the foregoing provisions of this Section 4.4.

4.5         Voting. TRT shall vote and/or cause to be voted all shares of Common Stock held by TRT as to which TRT has voting rights at the special meeting of stockholders (including all adjournments or postponements thereof) (the “Special Meeting”) described in the proxy statement/prospectus forming part of the Registration Statement on Form S-4 (Reg. No. 333-182352) (the “Form S-4 Registration Statement”), including any amendments or supplements thereto in favor of (i) the proposal to adopt the Agreement and Plan of Merger, dated July 27, 2012, by and between Purchaser and Granite Hotel Properties, Inc., a wholly-owned subsidiary of Purchaser, which is part of restructuring transactions intended to enable Purchaser to qualify as a real estate investment trust (“REIT”) for federal income tax purposes; (ii) the proposal to approve the issuance of shares of Common Stock as part of a one-time special distribution related to the distribution of Purchaser’s accumulated earnings and profits to Purchaser’s stockholders in connection with the REIT conversion; and (iii) the proposal to permit the Board of Directors to adjourn the Special Meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the Special Meeting to approve the foregoing proposals. By execution hereof, TRT hereby grants to, and appoints, Colin Reed, Ralph Horn and Carter Todd, and any other designee of Purchaser, and each of them individually, TRT’s irrevocable proxy and attorney-in-fact (with full power of substitution) to vote the shares of Common Stock held by TRT as indicated in this Section 4.5. Each TRT Persons intends this proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

4.6         Registration Rights. The provisions of this Agreement with respect to the demand registration right of TRT are set forth in Annex C attached hereto, which is hereby incorporated by reference for all purposes of this Agreement.

4.7         Secondary Offering. Within 24 hours following the execution of this Agreement, Purchaser will file an automatic shelf registration statement on Form S-3 (the “Registration Statement”) with the SEC that complies with all applicable legal requirements and that covers only the resale by TRT of the Offered Shares in the Secondary Offering , together with the issuance of shares of Common Stock which may be sold by Purchaser pursuant to an underwriter’s option under the Underwriting Agreement (as defined below) (the “Underwriters’ Option Shares”), and maintain the effectiveness of such Registration Statement until the consummation of the Secondary Offering or the election of TRT not to proceed with the Secondary Offering pursuant to the sentence below (including by filing such amendments and supplements to the Registration Statement and prospectus as may be necessary). Following the marketing of the resale of all of the Underwritten Shares under the Registration Statement by the underwriters (the “Underwriters”) named in the Underwriting Agreement (as defined below), it is contemplated that, on or about August 13, 2012, TRT may, but is not obligated to, enter into an underwriting agreement and other customary agreements in customary form and subject to customary terms and conditions (such agreements, collectively, the “Underwriting Agreement”) covering the resale of all of the Offered Shares pursuant to the Registration Statement, which Underwriting Agreement shall contain a firm price for the Offered Shares. Purchaser shall not publicly offer or sell any shares of Common Stock on behalf of Purchaser, any Affiliate of Purchaser, or any other Person (other than TRT) during the time the Registration Statement is effective (this restriction shall, in any event, not extend past September 15, 2012), except for the Underwriters’ Option Shares. Purchaser shall use reasonable efforts to cause the Underwriters to actively market the resale of all of the Underwritten Shares under the Registration Statement and to cause all of its named executive officers and directors to enter into lock-up agreements with a 60-day lock-up period, subject to customary exceptions. Purchaser will provide assistance to the Underwriters in marketing the resale of the Underwritten Shares that is customary for transactions of the type contemplated by this Section 4.7, including by making its management available in person for such investor presentations and meetings as may be reasonably requested by the Underwriters. In addition, in the event TRT enters into the Underwriting Agreement, Purchaser shall enter into the Underwriting Agreement (including the 60-day lock up therein, subject to customary exceptions and the issuance of shares in connection with the contemplated special E&P distribution). Purchaser shall pay any and all fees and expenses (including registration, filing, professional, printing and similar fees) incident to the Secondary Offering except for the legal and other professional fees and expenses incurred by the TRT Persons, which will be paid by the TRT Persons, and the underwriting discounts and commissions payable to the Underwriters upon the sale of Offered Shares, which discounts and commissions shall be paid one-half by Purchaser and one-half by the TRT Persons.

ARTICLE V

MISCELLANEOUS

5.1         Survival. All representations, warranties, covenants, and obligations in this Agreement, and any other certificates or documents delivered pursuant to this Agreement will survive the Closing and the consummation of the transactions contemplated hereby; provided, however, that Purchaser’s representations in (i) the second sentence of Section 3.3, and (ii) Section 3.7, shall not survive the Closing.

5.2         Expenses. Except as otherwise set forth in Section 4.6 (including Annex C) and Section 4.7, all fees and expenses (including legal and other professional fees and expenses) incurred in connection with this Agreement and the transactions contemplated herein shall be paid by the party incurring such expenses.

5.3         Amendment; Waiver. Any term of this Agreement may be amended or waived only by an instrument in writing signed on behalf of each of the parties hereto. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor will any single or partial exercise of any such right preclude any other (or further) exercise thereof or of any other right.

5.4         Notices. All notices and other communications hereunder shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or personal delivery, when sent by electronic mail or telecopier (upon telephonic confirmation of receipt), on the first Business Day following the date of dispatch if delivered by a recognized next day courier service, or on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)	If to Purchaser:

Gaylord Entertainment Company

One Gaylord Drive

Nashville, Tennessee 37214

Attention: Carter Todd, Esq.

Email: ctodd@gaylordentertainment.com

Facsimile: (615) 316-6544

with a copy (which shall not constitute notice) to:

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, TN 37201

Facsimile: (615) 742-2775

Email: mwalker@bassberry.com

Attention: F. Mitchell Walker, Jr.

(b)	If to the TRT Persons:

TRT Holdings, Inc.

600 E. Las Colinas Blvd., Suite 1900

Irving, Texas 75039

Attention: James D. Caldwell, Esq.

                 Michael G. Smith, Esq.

Email: msmith@trtholdings.com

Facsimile: (214) 283-8501

with a copy (which shall not constitute notice) to:

Fulbright & Jaworski L.L.P.

2200 Ross Avenue, Suite 2800

Dallas, Texas 75201

Attention: Glen J. Hettinger

Email: ghettinger@fulbright.com

Facsimile: (214) 885-8200

5.5         Further Assurances. The parties shall cooperate reasonably with each other and with their respective representatives and agents in connection with any steps required to be taken as part of their respective obligations under this Agreement, and the parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other parties may reasonably request, for the purpose of consummating the purchase and sale of the Repurchased Shares in accordance with the terms of this Agreement.

5.6         Entire Agreement and Amendment. Except as otherwise expressly set forth herein, this Agreement, together with the agreements and other documents and instruments referred to herein or therein, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior written and prior or contemporaneous oral understandings, agreements or representations by or among the parties that may have related to the subject matter hereof in any way (other than the Survival Provisions, each of which will remain in full force and effect in accordance with the terms thereof).

5.7         Specific Performance. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages would not be sufficient. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, without the securing or posting of any bond and without the necessity of establishing or demonstrating irreparable harm, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other right, power, or remedy to which any such party may be entitled pursuant to the terms of this Agreement. The exercise or beginning of the exercise of any right, power or remedy provided under this Agreement by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

5.8         Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. The language used in the Agreement will be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The parties acknowledge that each party has reviewed this Agreement and that rules of construction, to the effect that any ambiguities are to be resolved against the drafting party, will not be available in the interpretation of this Agreement.

5.9         Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction and a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

5.10         Successors and Assigns; Third-Party Beneficiaries. No assignment of this Agreement or of any rights hereunder, and no delegation of any obligations hereunder, may be made by any party without the prior written consent of the other party and any attempted assignment or delegation without the required consent shall be void. No delegation of any obligations hereunder shall relieve the delegating party of any such obligations or of any liability for any breach by such party or its delegatee of any such obligations. Subject to the foregoing, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties (including, in the case of Purchaser, the surviving entity in the merger to be voted on at the Special Meeting). Except as provided in Section 4.3(c), nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement.

5.11         Governing Law; Consent to Jurisdiction. This Agreement, and any claims arising out of, relating to or associated with this Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles or any other principle that could require the application of the laws of any other jurisdiction. Each of the parties (i) agrees that it will not bring any suit, action or proceeding arising out of, relating to or associated with this letter agreement in any court other than the federal or state courts of the States of Delaware, Tennessee and Texas, (ii) in the event of the commencement of any suit, action or proceeding brought by another party to this letter agreement in one of the jurisdictions specified in the preceding clause (i), consents to submit itself to the personal jurisdiction of the federal or state courts in the state in which such suit, action or proceeding is brought, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iv) irrevocably waives, and agrees not to assert, to the fullest extent permitted by applicable law, that (1) the suit, action or proceeding in any such court is brought in an inconvenient forum, (2) the venue of such suit, action or proceeding is improper or (3) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

5.12         WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. ANY PARTY MAY FILE A COPY OF THIS SECTION 5.12 WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT BETWEEN THE PARTIES TO IRREVOCABLY WAIVE TRIAL BY JURY, AND THAT ANY PROCEEDING OR ACTION WHATSOEVER BETWEEN THE PARTIES RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

5.13         Savings Clause. No provision of this Agreement shall be construed to require any party or its Affiliates to take any action that would violate any applicable law (whether statutory or common), rule, or regulation.

5.14         Execution of Agreement; Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile, or by .pdf or similar imaging transmission, will constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile, or by .pdf or similar imaging transmission, will be deemed to be their original signatures for any purpose whatsoever.

[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first written above.

TRT:

TRT HOLDINGS, INC.

By:	/s/ Michael G. Smith
Name:	Michael G. Smith
Title:	Senior Vice President

PURCHASER:

GAYLORD ENTERTAINMENT COMPANY

By:	/s/ Colin V. Reed
Name:	Colin V. Reed
Title:	Chairman and CEO

[Signature Page to Repurchase Agreement]

ANNEX A

DEFINED TERMS

For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act and includes Persons who become Affiliates of any Person subsequent to the date hereof.

“Associate” shall have the meaning set forth in Rule 12b-2 under the Exchange Act and includes Persons who become Associates of any Person subsequent to the date hereof.

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the States of Texas or Tennessee are required or authorized by applicable law to be closed.

“DTC” shall mean the Depository Trust Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“February 2012 Confidentiality Agreement” shall mean that certain Confidentiality Agreement by and between TRT and Purchaser dated February 29, 2012.

“Government Authority” shall mean any federal, state, local, municipal, foreign or other governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity or any court or other tribunal), regulatory organization, stock exchange, or self-regulatory organization exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority.

“January 2012 Letter Agreement” shall mean that certain Letter Agreement by and between TRT and Purchaser dated January 13, 2012.

“Lien” shall mean any option, call, contract, commitment, mortgage, pledge, security interest, encumbrance, lien, tax, claim or charge of any kind or right of others of whatever nature, other than (i) any Lien arising out of, resulting from or in connection with any agreement, arrangement or understanding between TRT and Purchaser, and (ii) restrictions on the transfer of equity interests arising under federal or state securities laws.

“Liquidity Assurance Agreement” shall mean that certain Second Amended and Restated Liquidity Assurance and Default Contingency Agreement dated as of October 30, 2009 by and between TRT and JPMorgan Chase Bank, N.A.

“March 2009 Settlement Agreement” shall mean that certain Settlement Agreement by and between TRT and Purchaser dated March 9, 2009.

“Person” shall mean any individual, partnership, corporation, limited liability company, limited partnership, group, syndicate, trust, Government Authority, or any other association or entity.

“Purchaser Securities” shall mean the Common Stock and any other securities of Purchaser or Purchaser’s subsidiaries or controlled Affiliates.

A-1

“Representatives” used with respect to a Person, shall mean the directors, officers, employees, Affiliates, Associates (but only to the extent such Affiliates or Associates are acting on such Person’s behalf, or such Person directly or indirectly exercises, or has the ability to exercise, control over such Affiliate or Associate), shareholders (but only to the extent such shareholders are otherwise acting on such Person’s behalf, or such Person directly or indirectly exercises, or has the ability to exercise, control over such shareholder), agents, attorneys, consultants, accountants, financial advisors and other advisors.

“Restricted Period” shall mean the period beginning on the date hereof and ending on August 6, 2015.

“SEC” shall mean the Securities and Exchange Commission.

“TRT Persons” means TRT and Robert B. Rowling.

A-2

ANNEX B

REPURCHASE SHARES

Repurchase Shares Owned by TRT Holdings, Inc.: 5,000,000 total Repurchase Shares

Acquisition Date	Number of Repurchase Shares
01/17/2008	246,600
01/18/2008	650,000
01/22/2008	13,236
01/23/2008	86,800
01/28/2008	77,300
02/29/2008	137,235
03/04/2008	102,300
03/06/2008	197,664
03/07/2008	184,900
03/10/2008	60,700
03/13/2008	101,900
03/14/2008	141,365
07/09/2008	475,000
07/10/2008	820,200
07/11/2008	498,700
07/14/2008	899,200
07/15/2008	260,000
07/16/2008	46,900

B-1

ANNEX C

REGISTRATION RIGHTS

ARTICLE I

CERTAIN DEFINITIONS

Certain Definitions. For purposes of this Annex C, the following terms shall have the following respective meanings:

“Automatic Shelf Registration Statement” an automatic shelf Registration Statement within the meaning of Rule 405 under the Securities Act.

“Company” shall mean Gaylord Entertainment Company (including any of its successors by merger, acquisition, reorganization, conversion or otherwise, including, without limitation, the REIT conversion).

“Holder” shall mean TRT Holdings, Inc.

“Prospectus” shall mean the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means the Offered Shares, to the extent not sold in the Secondary Offering (including any securities issued or distributed in respect of, or in substitution for, such Offered Shares by way of conversion, dividend, stock split, other distribution, merger, consolidation, exchange, recapitalization, reclasssification or similar transaction with respect to such Offered Shares, including, without limitation, in connection with the REIT conversion); provided, however, that Registrable Securities shall not include any Registrable Securities that have been transferred to a Person that is not a Holder pursuant to the Registration Statement or other effective Registration Statement under the Securities Act or in compliance with Rule 144 or any other provision of the Securities Act.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and, if necessary, the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

“Registration Statement” shall mean a Registration Statement of the Company on Form S-3 (or the applicable successor form then in effect), or such other form available to the Company, which covers the Registrable Securities pursuant to the provisions of this Annex C, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Securities Act” means the Securities Act of 1933, as amended.

“SEC” means the Securities and Exchange Commission.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“WKSI” means a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

ARTICLE II

DEMAND REGISTRATION

2.1         Demand Registration. Holder may request registration under the Securities Act of 100% (but not less than 100%) of the Registrable Securities held by the Holder at the time of the Demand Notice (as defined below) in an underwritten public offering (and no other means of distribution); provided, however, that the Company shall not be obligated to register the Registrable Securities pursuant to this Section 2.1 on more than one occasion; provided, further, that a registration will not count as a Demand Registration unless it has become effective and remained effective long enough to close the offering; provided, further, that if a Registration Statement is filed and the Holder thereafter requests for any reason that the Company not cause the Registration Statement to become effective, that registration shall nevertheless count as the Demand Registration. The registration requested pursuant to this Article II shall be referred to herein as the “Demand Registration”.

2.2         Demand Notice. Holder may request the Demand Registration by giving written notice (a “Demand Notice”) to the Company at any time between May 1, 2013 and December 31, 2013 (the “Exercise Period”); provided, however, that if the Company delivers a Deferral Notice in connection with such Demand Notice pursuant to Section 2.3, the end date of the Exercise Period shall be extended for as many days as the Deferral Period. If the Company receives from the Holder a Demand Notice, the Company will, in accordance with the registration procedures set forth in Article III:

(a)         if the Company is then a WKSI, as promptly as practicable, file and cause to be immediately effective a Registration Statement, which Registration Statement shall be an Automatic Shelf Registration Statement, which shall provide for the registration, sale and distribution of the Registrable Securities by the Holder as the selling securityholder thereunder in an underwritten offering to the public; and

(b)         if the Company is not then a WKSI, as promptly as practicable but in all events within 15 business days (to the extent the Company is then Form S-3 eligible) or within 60 days (to the extent the Company is not then Form S-3 eligible) following delivery of the Demand Notice, file a Registration Statement which shall provide for the registration, sale and distribution of the Registrable Securities by the Holder as the selling securityholder thereunder in an underwritten offering to the public.

2.3         Restrictions on Demand Registrations. With respect to any Registration Statement filed, or to be filed, pursuant to this Article II, if (i) (A) the Company determines in good faith, after consultation with outside counsel to the Company, that such registration would cause the Company to disclose material non-public information (“Adverse Disclosure”), which disclosure (x) would be required to be made in any Registration Statement, (y) would not be required to be made at such time but for the filing or effectiveness of such Registration Statement and (z) would be materially detrimental to the Company or would materially interfere with any material financing, acquisition, corporate reorganization or merger or other similar transaction involving the Company or any of its subsidiaries, and that, as a result of such potential disclosure or interference, it is in the best interests of the Company to defer the filing or effectiveness of such Registration Statement at such time or suspend the Holder’s use of any Prospectus, or (B) if at the time of the Demand Notice, the Company is engaged or intends to engage within 60 days of the time of the Demand Request in a registered public offering, and (ii) in either such case, the Company promptly furnishes to the Holder a notice (the “Deferral Notice”) signed by an executive officer of the Company to that effect, then the Company shall have the right to defer such filing or effectiveness or suspend the continuance of such effectiveness for a period of not more than 60 days

(such period, the “Deferral Period”); provided, however, that (x) the Company shall not be entitled to utilize this right more than once, and (y) in the case of any deferral pursuant to clause (i)(A), the Deferral Period shall terminate at such earlier time as the Company would no longer be required to make such Adverse Disclosure. The Company will not be permitted to register in the Demand Registration the issuance of shares of Common Stock by the Company or the resale of shares of Common Stock by any selling stockholder without the prior written consent of Holder.

2.4         Managing Underwriter. The Company will designate managing underwriter with respect to the underwritten offering covered by the Demand Registration; provided, however, that such managing underwriter will be reasonably acceptable to the Holder.

ARTICLE III

REGISTRATION PROCEDURES

3.1         Procedures. In the event the Company receives a Demand Notice, the Company will use reasonable efforts promptly to effect the registration and the sale of such Registrable Securities in an underwritten offering to the public, and pursuant thereto the Company will use its reasonable efforts as expeditiously as reasonably practicable to:

(a)         prepare (and afford counsel for the Holder reasonably opportunity to review) and file with the SEC the Registration Statement with respect to all Registrable Securities in accordance with Section 2.2 and, if required, to cause such Registration Statement to become effective, and, subject to Section 2.3, keep such Registration Statement effective until the completion of the underwritten distribution described in the Registration Statement;

(b)         prepare (and afford counsel for the Holder reasonably opportunity to review) and, subject to Section 2.3, file with the SEC such amendments and supplements to such Registration Statement (including the Prospectus used in connection with such Registration Statement) as may be necessary to comply with the provisions of the Securities Act with respect to the Holder’s underwritten disposition of all securities covered by such Registration Statement as set forth in such Registration Statement;

(c)         furnish to Holder and the underwriters of the Registrable Securities being registered such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as the Holder or such underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities being registered or the sale of such securities by such underwriters;

(d)         register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions within the United States as the managing underwriter reasonably requests and do any and all other acts and things which may be reasonably necessary to enable the Holder to consummate the underwritten disposition in such jurisdictions of the Registrable Securities owned by the Holder; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection or (B) consent to general service of process in any such jurisdiction;

(e)         enter into such customary agreements (including an underwriting agreement in customary form), cause its named executive officers and directors to execute lock-up agreements in customary form with lock-ups not to exceed 60 days (subject to customary exceptions), and take all such other actions as the Holder or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(f)         make available for inspection by Holder, any underwriter participating in the disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by Holder or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement, and to cooperate and participate as reasonably requested by any such seller in road show presentations, in the preparation of the Registration Statement, each amendment and supplement thereto, the Prospectus included therein, and other activities as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(g)         advise the Holder, promptly after the Company shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and use reasonable efforts promptly to prevent the issuance of any stop order or to obtain its withdrawal if such stop order is issued;

(h)         at the request of the Holder furnish on the date or dates provided for in the underwriting agreement, if any, or upon the effective date of the Registration Statement: (A) an opinion of counsel, addressed to the underwriters and the Holder, covering such matters as such underwriters and the Holder may reasonably request and as are customarily covered by the issuer’s counsel in an underwritten offering; and (B) a letter or letters from the independent certified public accountants of the Company addressed to the underwriters, and the Holder covering such matters as such underwriters, and the Holder may reasonably request and as are customarily covered in accountant’s letters in connection with an underwritten offering;

(i)         during such time as the Holder may be engaged in a distribution of Registrable Securities, comply with Regulation M promulgated under the Exchange Act, to the extent applicable;

(j)         prepare and promptly file with the Commission and promptly notify the Holder of the filing of such amendment or supplement to such Registration Statement or Prospectus as may be necessary to correct any statements or omissions if, at the time when a Prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other Prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(k)         provide and cause to be maintained a transfer agent and registrar for all such registered Registrable Securities, in each case not later than the effective date of such registration; and

(l)         comply in all material respects with all applicable securities laws (including all applicable rules and regulations of the SEC).

3.2         Holder Obligations. Upon requesting registration of Registrable Securities pursuant to a Demand Registration under this Annex C, the Holder agrees as follows:

(a)         The Holder shall cooperate as reasonably requested by the Company with the Company in connection with the preparation of the Registration Statement, and for so long as the

Company is obligated to file and keep effective the Registration Statement, shall provide to the Company, in writing, for use in the Registration Statement, all such information regarding the Holder and its underwritten distribution of Registrable Securities as may be necessary or advisable to enable the Company to prepare the Registration Statement and Prospectus covering the Registrable Securities, to maintain the effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith and to obtain any desired acceleration of the effective date of any Registration Statement prepared and filed by the Company pursuant to this Annex C.

(b)         During such time as the Holder is engaged in a underwritten distribution of the Registrable Securities, the Holder shall (A) comply with Regulation M promulgated under the Exchange Act (or its successor), to the extent applicable, (B) distribute the Registrable Securities under the Registration Statement solely in an underwritten offering as described in the Registration Statement and (C) cease distribution of such Registrable Securities pursuant to such Registration Statement upon receipt of written notice from the Company that the Prospectus covering the Registrable Securities contains any untrue statement of a material fact or omits a material fact required to be stated therein or necessary to make the statements therein not misleading provided, however, that the period during which the Company is required to maintain the effectiveness of the Registration Statement shall be extended by one day for each day during which the distribution must be suspended.

(c)         The Holder shall, if requested by the Company in connection with any proposed Registration and underwritten distribution pursuant to this Annex C, (i) agree to sell the Registrable Securities on the basis provided in any underwriting arrangements entered into by the Company in connection therewith and (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreement and other documents customary in similar offerings.

(d)         Upon receipt of any written notice from the Company that the Company has become aware that the Prospectus (including any preliminary Prospectus) included in any Registration Statement filed pursuant to Article II hereof, as then in effect, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering the same until the Holder’s receipt of copies of a supplemented or amended Prospectus and, if so directed by the Company, deliver to the Company all copies other than permanent file copies then in the Holder’s possession, of the Prospectus covering the Registrable Securities that was in effect prior to such amendment or supplement.

3.3         Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Annex C, including, without limitation, all registration and filing fees, fees of transfer agents and registrars, fees and expenses of compliance with securities or blue sky laws, fees of the National Association of Securities Dealers, Inc., printing expenses, fees and disbursements of counsel for the Company, fees and expenses of the Company’s independent certified public accountants, underwriting fees, expenses, discounts or commissions attributable to the Registrable Securities included in such Registration will be borne by the Holder. In addition, the Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and the expense of any annual audit or quarterly review.

ARTICLE IV

MISCELLANEOUS

4.1         Indemnification. The Company and the Holder agree, in connection with any registration of the Registrable Securities, to provide in any underwriting agreement for indemnification of the underwriters by the Company for any claims arising from any untrue statement of a material fact or omission of any material fact in the Registration Statement necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable for claims arising from any untrue statement of a material fact contained in a Registration Statement or any omission to state a material fact necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon written information relating to any Holder furnished to the Company by or on behalf of any Holder specifically for use in connection with the preparation of the Registration Statement. The Holder shall indemnify such underwriters solely for any misstatement included in the Prospectus about the Holder and its offering and sale pursuant to which Registrable Securities are sold, provided that the Holder specifically authorized in writing the inclusion of such misstatement in such Prospectus.

4.2         Compliance with Rule 144. Until the end of the Exercise Period, the Company shall use its reasonable efforts to (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act (“Rule 144”), (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act and (iii) at the reasonable request of the Holder, forthwith furnish to the Holder a written statement of compliance with the reporting requirements of the Commission as set forth in Rule 144 and make available to the Holder such information as will enable the Holder to make sales pursuant to Rule 144.

4.3         No Transfer of Registration Rights. The rights to cause the Company to register the Registrable Securities granted to the Holder under this Annex C may be not transferred or otherwise assigned by the Holder.